As filed with the Securities and Exchange Commission on January 26, 1996


                                                       REGISTRATION NO. 33-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            SIRCO INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                           --------------------------

        New York                                               13-2511270
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901
                                 (203) 359-4100
               (Address, including zip code, and telephone number,
               including area code of principal executive offices)

                           --------------------------

                            SIRCO INTERNATIONAL CORP.
                             1995 STOCK OPTION PLAN

                           --------------------------

                                   Joel Dupre
                Chairman of the Board and Chief Executive Officer
                            Sirco International Corp.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901
                                 (203) 359-4100
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                    Copy To:

                              Eric M. Hellige, Esq.
                         Pryor, Cashman, Sherman & Flynn
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE

                                                                                                     Proposed
Title of Securities                                                 Proposed Maximum                  Maximum        Amount of
  to be Registered                   Amount to be                       Offering                     Aggregate      Registration
                                    Registered (1)                 Price Per Share(2)                Offering           Fee
                                                                                                     Price(2)
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock,                        200,000                           $2.18                      $436,750        $151
   $.10 par value


(1) Pursuant to Rule 416, an indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of the Sirco International 1985 Stock Option Plan (the "Plan") are also being registered.

(2) Includes 53,000 shares with respect to which options have been granted under the Plan at an exercise price of $2.00 per share. An additional 147,000 shares are to be offered at prices not presently determined. Pursuant to Rule 457(h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on the $2.25 per share closing price of the Common Stock as reported by Nasdaq for trading on January 24, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to directors, officers and employees, as required by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 421 of the Securities Act.

Item 1. Plan Information.

         Not required to be filed with the Commission.

Item 2. Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents and information previously filed with the Commission by the Registrant (File No. 0-4465) are incorporated by reference in this Registration Statement:

         (1) Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1994, as amended.

         (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Securities Exchange Act, as amended.

         (3) Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, as amended.

         (4) Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

         (5) Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995.

         (6) Registrant's Current Report on Form 8-K with respect to events occurring on March 20, 1995, as amended.

         (7) Registrant's Current Report on Form 8-K with respect to events occurring on April 3, 1995, as amended.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         The authorized capital stock of the Registrant consists of 10,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock"). At December 31, 1995, 1,209,700 shares of Common Stock were issued and outstanding; no shares of Preferred Stock are outstanding as of the date hereof.

         Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to shareholders for a vote. Holders of shares of Common Stock will have no preemptive, subscription or conversion rights. All shares of Common Stock to be outstanding following this offering will be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of Common Stock if and when declared by the Board of Directors of the Registrant out of funds legally available therefor. The Registrant has not declared any cash dividends during the past fiscal year with respect to its Common Stock. The declaration by the Registrant of any cash dividends in the future will depend upon the determination of the Registrant's Board of Directors as to whether, in light of the Registrant's earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so.

         If the Registrant is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distribution, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Registrant.

         The holders of a majority of the outstanding shares of Common Stock constitute a quorum at any meeting of the shareholders. Directors of the Registrant are elected by a plurality of the votes cast at a meeting of shareholders. The Common Stock does not have cumulative voting rights; therefore, the holders of a majority of the outstanding shares of Common Stock can elect all directors of the Registrant. In general, shareholder action other than the election of directors must be authorized by a majority of the votes cast at a meeting of shareholders. However, the Business Corporation Law of the State of New York (the "BCL") provides that certain extraordinary matters, such as a merger or consolidation in which the Registrant is a constituent corporation, a sale or other disposition of all or substantially all of the Registrant's assets, and the dissolution of the Registrant, require the vote of the holders of two-thirds of all outstanding voting shares. Most amendments to the Registrant's Certificate of Incorporation require the vote of the holders of a majority of all outstanding voting shares.

         Under the Registrant's Certificate of Incorporation, as amended, shares of Preferred Stock can be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the Board of Directors has the authority to issue these shares of Preferred Stock without shareholder approval. The Registrant has no present plans, arrangements, commitments or understandings regarding the issuance of any shares of Preferred Stock.

         The Board of Directors is able to issue authorized and unissued shares of one or more new series of Preferred stock with such voting, conversion, liquidation, redemption and other rights as the Board determines in its sole discretion without further shareholder action. Any issuance of shares of Preferred Stock could have the effect of diluting the earnings per share and book value of existing shares of Common Stock. Because the Board of Directors has the authority to fix the voting rights to be accorded to any series of Preferred Stock, the holders of shares of a new series of Preferred Stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where New York law does not require such class vote, or might be given a disproportionately large number of votes. The issuance of shares of Preferred Stock could also result in a class of securities outstanding that would have certain preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition, to those of the Common Stock.

         Although the Registrant currently has no such intention, authorized but unissued shares of Preferred Stock could be used to make more difficult a change in control of the Registrant. Any issuance of shares of Preferred Stock could dilute the stock ownership of persons seeking to gain control of the Registrant. Shares of a new series of Preferred Stock could also be convertible into a large number of shares of Common Stock or have other terms which might make more difficult or costly the acquisition of a controlling interest in the Registrant. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control of the Registrant. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote as a class, either separately or with the holders of the Common Stock, on any merger, sale or exchange of assets by the Registrant or any other extraordinary corporate transactions. The ability of the Board of Directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of the Registrant.

         The registrar and transfer agent for the Registrant's Common Stock is Registrar and Transfer Company.

Item 5. Interests of Named Experts and Counsel.

         Eric M. Hellige, a director of the Registrant, is a member of Pryor, Cashman, Sherman & Flynn, counsel to the Registrant ("Pryor, Cashman").

Item 6. Indemnification of Directors and Officers.

         Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

         Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a
"derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

         Article XII of the Registrant's by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL. Article XII of the Registrant's by-laws further provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

         Any amendment to or repeal of the Registrant's Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of the Registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         The Registrant maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Registrant against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Registrant against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable


Item 8. Exhibits.

Exhibit No.                         Description
-----------                         -----------
    4.1                             Form of Common Stock certificate
    5.1                             Opinion of Pryor, Cashman, Sherman &
                                    Flynn
    23.1                            Consent of Pryor, Cashman, Sherman &
                                    Flynn (included as part of Exhibit 5.1)
    23.2                            Consent of Ernst & Young LLP
    23.3                            Consent of Deloitte & Touche
    24                              Powers of Attorney (included in the
                                      signature page of this Registration
                                      Statement)

Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                EXPLANATORY NOTE


         This Registration Statement includes or is deemed to include two forms of prospectuses: one to be sent or given to participants (the "Employee Prospectus") in the Sirco International Corp 1995 Stock Option Plan (the "Plan") pursuant to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act, and one to be used in connection with certain reoffers and resales (the "Resale Prospectus") of shares of Common Stock, par value $.10 per share, of Sirco International Corp. by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act. The form of Employee Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The form of Resale Prospectus is included herein immediately following this page.

PROSPECTUS


                         SIRCO INTERNATIONAL CORPORATION

                         200,000 Shares of Common Stock
                           (par value $.10 per share)

         This Prospectus relates to 200,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Sirco International Corp., a New York corporation (the "Company"), which may be reoffered and sold from time to time by the selling shareholders described herein (the "Selling Shareholders"). The shares of Common Stock are issuable to the Selling Shareholders pursuant to options (the "Options") granted and to be granted pursuant to the Sirco International Corp. 1995 Stock Option Plan (the "Plan"). If Options are granted to Selling Shareholders after the date of this Prospectus, the Company intends to distribute a Prospectus Supplement as required by Rule 424(b) of the Securities Act. Such Prospectus Supplement will disclose the names of the Selling Shareholders to whom such Options were granted and the number of shares of Common Stock to be reoffered and sold by them.

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. All expenses of registration incurred in connection with this offering are being borne by the Company. All selling and other expenses incurred by the Selling Shareholders in connection with the sale of the shares of Common Stock will be borne by the Selling Shareholders. The Company is not aware of any underwriting arrangements with respect to the sale of any of the shares of Common Stock by the Selling Shareholders.

         The shares of Common Stock may be offered by or for the account of the Selling Shareholders from time to time in transactions in the over-the-counter market, or on any stock exchange on which the shares of Common Stock may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Plan of Distribution."

         The Selling Shareholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring shares of Common Stock from a Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. See "Selling Shareholders" and "Plan of Distribution."

         Shares of the Common Stock are traded in the Nasdaq Small Cap market (the "Nasdaq") under the symbol "SIRC." The closing price per share of the Common Stock, as reported on the Nasdaq on January 24, 1996, was $2.25 per share.


--------------------------------------------------------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                The date of this Prospectus is January 26, 1996.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES TO BE REGISTERED
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION

                              AVAILABLE INFORMATION

         Sirco International Corp. (together with its subsidiaries, the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied, upon payment of prescribed fees, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994, as amended.

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement filed under the Exchange Act, as amended.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, as amended.

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

         (5) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995.

         (6) The Company's Current Report on Form 8-K with respect to events occurring on March 20, 1995, as amended.

         (7) The Company's Current Report on Form 8-K with respect to events occurring on April 3, 1995, as amended.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the securities offered hereby to whom this Prospectus is delivered, upon written or oral, request. Requests should be made to Joel Dupre, Chief Executive Officer of the Company, 24 Richmond Hill Avenue, Stamford, Connecticut 06901 (telephone number:
(203) 359-4100).


                                   THE COMPANY

         Sirco International Corp., a New York corporation, and its subsidiaries (the "Company"), sells, at wholesale, children's bags, tote bags, soft luggage and related products. The Company sells its products under registered trade names and trademarked names licensed from others. During its past five fiscal years, virtually all of the Company's products have been manufactured by foreign suppliers in accordance with the Company's design specifications. The Company's imported soft luggage and tote bags are produced by various manufacturers in Thailand, Taiwan, Hong Kong and the People's Republic of China.

         The primary markets for the Company's products are the United States and Canada. The Company sells to retailers, drug store chains, apparel stores, large retail chain stores, department stores and other specialty stores.

         The Company was incorporated under the laws of New York on July 22, 1964, its executive offices are located at 24 Richmond Hill Avenue, Stamford, Connecticut 06901, and its telephone number is (203) 359-4100.


                                 USE OF PROCEEDS

         The shares of Common Stock offered hereby are being registered for the accounts of the Selling Shareholders and, accordingly, the Company will not receive any proceeds from the sale of such shares.


                              SELLING SHAREHOLDERS

         The shares of Common Stock offered by this Prospectus are to be acquired by directors and/or officers of the Company (the "Selling Shareholders") pursuant to the Company's 1995 Stock Option Plan. The Selling Shareholders will receive all of the net proceeds from the sale of the shares of Common Stock offered hereby.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Shareholders as of December 31, 1995. As of December 31, 1995, there were 1,209,700 shares of Common Stock outstanding. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the Selling Shareholders change as a result thereof. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

Name                Number of           Percent                                                     Percent
and                 Shares              of Class            Number of           Shares to           of Class
Position            Owned               Owned               Shares              be Owned            Owned
with                Prior to            Prior to            Registered          After               After
Company             Offering            Offering            Hereby              Offering            Offering
-------             --------            --------            ----------          ---------           --------
Paul Riss           10,000 (1)          (2)                 10,000              0 (3)               0
Eric Smith          10,000 (1)          (2)                 10,000              0 (3)               0

-----------
1 Consists of Shares of Common Stock underlying options.
2 Less than one percent of the number of outstanding shares of Common Stock at
  December 31, 1995.
3 Assumes all Shares registered hereunder will be sold.

                              PLAN OF DISTRIBUTION

         The sale of shares of Common Stock by the Selling Shareholders may be effected from time to time directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) in the over-the-counter market, or on any stock exchange on which shares of Common Stock may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of distribution, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Shareholders. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

         The Selling Shareholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring shares of Common Stock from a Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods.

         The Selling Shareholders and any broker-dealers acting in connection with the sale of shares of the Common Stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares of Common Stock as principals may be deemed underwriting compensation under the Securities Act.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

                  The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock"). At December 31, 1995, 1,209,700 shares of Common Stock were issued and outstanding; no shares of Preferred Stock are outstanding as of the date hereof.

         Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to shareholders for a vote. Holders of shares of Common Stock will have no preemptive, subscription or conversion rights. All shares of Common Stock to be outstanding following this offering will be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of Common Stock if and when declared by the Board of Directors of the Company out of funds legally available therefor. The Company has not declared any cash dividends during the past fiscal year with respect to its Common Stock. The declaration by the Company of any cash dividends in the future will depend upon the determination of the Company's Board of Directors as to whether, in light of the Company's earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so.

         If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distribution, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.

         The holders of a majority of the outstanding shares of Common Stock constitute a quorum at any meeting of the shareholders. Directors of the Company are elected by a plurality of the votes cast at a meeting of shareholders. The Common Stock does not have cumulative voting rights; therefore, the holders of a majority of the outstanding shares of Common Stock can elect all directors of the Company. In general, shareholder action other than the election of directors must be authorized by a majority of the votes cast at a meeting of shareholders. However, the Business Corporation Law of the State of New York (the "BCL") provides that certain extraordinary matters, such as a merger or consolidation in which the Company is a constituent corporation, a sale or other disposition of all or substantially all of the Company's assets, and the dissolution of the Company, require the vote of the holders of two-thirds of all outstanding voting shares. Most amendments to the Company's Certificate of Incorporation require the vote of the holders of a majority of all outstanding voting shares.

         Under the Company's Certificate of Incorporation, as amended, shares of Preferred Stock can be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the Board of Directors has the authority to issue these shares of Preferred Stock without shareholder approval. The Company has no present plans, arrangements, commitments or understandings regarding the issuance of any shares of Preferred Stock.

         The Board of Directors is able to issue authorized and unissued shares of one or more new series of Preferred stock with such voting, conversion, liquidation, redemption and other rights as the Board determines in its sole discretion without further shareholder action. Any issuance of shares of Preferred Stock could have the effect of diluting the earnings per share and book value of existing shares of Common Stock. Because the Board of Directors has the authority to fix the voting rights to be accorded to any series of Preferred Stock, the holders of shares of a new series of Preferred Stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where New York law does not require such class vote, or might be given a disproportionately large number of votes. The issuance of shares of Preferred Stock could also result in a class of securities outstanding that would have certain preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition, to those of the Common Stock.

         Although the Company currently has no such intention, authorized but unissued shares of Preferred Stock could be used to make more difficult a change in control of the Company. Any issuance of shares of Preferred Stock could dilute the stock ownership of persons seeking to gain control of the Company. Shares of a new series of Preferred Stock could also be convertible into a large number of shares of Common Stock or have other terms which might make more difficult or costly the acquisition of a controlling interest in the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control of the Company. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote as a class, either separately or with the holders of the Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transactions. The ability of the Board of Directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of the Company.

         The registrar and transfer agent for the Company's Common Stock is Registrar and Transfer Company.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering, including the validity of the issuance of the shares of Common Stock offered hereby, will be passed upon for the Company by Pryor, Cashman, Sherman & Flynn, New York, New York.



                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which is based in part on the report of Deloitte & Touche, Chartered Accountants. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 25th day of January 1996.

                            SIRCO INTERNATIONAL CORP.


                            By: /s/Joel Dupre
                                --------------------------------
                                   Joel Dupre
                                   Chairman of the Board and
                                   Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Joel Dupre, Eric M. Hellige and Gandolfo Verra, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                          Title                                      Date
    ---------                                          -----                                      ----
                                             Chairman of the Board
    /s/Joel Dupre                            and Chief Executive
    ---------------------------              Officer                                       January 25, 1996
    Joel Dupre

    /s/Gandolfo Verra                        Controller and
    ---------------------------              Assistant Secretary                           January 25, 1996
    Gandolfo Verra

    /s/Eric Smith
    ---------------------------              Director                                      January 25, 1996
    Eric Smith

    /s/Eric M. Hellige
    ---------------------------              Director                                      January 25, 1996
    Eric M. Hellige

    /s/Ian Mitchell
    ---------------------------              Director                                      January 25, 1996
    Ian Mitchell

    /s/Douglas Turner
    ---------------------------              Director                                      January 16, 1996
    Douglas Turner

    /s/Paul Riss
    ---------------------------              Director                                      January 25, 1996
    Paul Riss